CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                              OF

               CONSOLIDATED NATURAL GAS COMPANY



It is hereby certified that:

     1.   The name of the corporation is Consolidated Natural
Gas Company (hereinafter the "Company").

     2. Article FOURTH of the Restated Certificate of Incor-poration of the Company is hereby amended in its entirety to read as follows:


     "FOURTH. 1. The corporation shall be authorized to issue Four Hundred Five Million (405,000,000) shares of all classes of capi-tal stock, of which Four Hundred Million (400,000,000) shall be shares of Common Stock, Two Dollars and Seventy-Five Cents ($2.75) par value ("Common Stock"), and Five Million (5,000,000) shall be shares of Pre-ferred Stock, One Hundred Dollars ($100.00) par value ("Preferred Stock").

               2. Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to create and provide by resolution for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Dela-ware (hereinafter referred to as a "Pre-ferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

                   The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:





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                      (A)   the maximum number of shares to consti-
                            tute such series, which may subse-
                            quently be increased or decreased (but
                            not below the number of shares of such
                            series then outstanding) by resolution
                            of the Board of Directors, the distinc-
                            tive designation thereof and the stated
                            value thereof if different than the par
                            value thereof;

                      (B) whether the shares of such series shall have voting powers and, if any, the terms of such voting powers;

                      (C)   the dividend rate or rates, if any, on
                            the shares of such series or the manner
                            in which such rate or rates shall be
                            determined, the conditions and dates
                            upon which such dividends shall be pay-
                            able, and the preference or relation
                            which such dividends shall bear to the
                            dividends payable on any other class or
                            classes or on any other series of capi-
                            tal stock and whether such dividends
                            shall be cumulative or noncumulative;

                      (D) whether the shares of such series shall be subject to redemption by the corpo-ration, and, if made subject to redemp-tion, the times, prices and other terms, limitations, restrictions or conditions of such redemption;

                      (E)   the relative amounts, and the relative
                            rights or preferences, if any, of pay-
                            ment in respect of shares of such
                            series which the holders of shares of
                            such series shall be entitled to
                            receive upon the liquidation, dissolu-
                            tion or winding-up of the corporation;

                      (F)   whether or not the shares of such
                            series shall be subject to the opera-
                            tion of a retirement or sinking fund
                            and, if so, the extent to which and the
                            manner in which any such retirement or
                            sinking fund shall be applied to the



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                                    -3-



                            purchase or redemption of the shares of
                            such series for retirement or to other
                            corporate purposes, and the terms and
                            provisions relative to the operation of
                            such retirement or sinking fund;

                      (G)   whether or not the shares of such
                            series shall be convertible into, or
                            exchangeable for, shares of any other
                            class, classes or series, or other
                            securities, whether or not issued by
                            the corporation, and if so convertible
                            or exchangeable, the price or prices or
                            the rate or rates of conversion or
                            exchange and the method, if any, of
                            adjusting the same;

                      (H)   the limitations and restrictions, if
                            any, to be effective while any shares
                            of such series are outstanding upon the
                            payment of dividends or the making of
                            other distributions on, and upon the
                            purchase, redemption or other acquisi-
                            tion by the corporation of, the Common
                            Stock or any other class or classes of
                            stock of the corporation ranking junior
                            to the shares of such series either as
                            to dividends or upon liquidation, dis-
                            solution or winding-up of the
                            corporation;

                      (I) the conditions or restrictions, if any, upon the creation of indebtedness of the corporation or upon the issuance of any additional stock (including addi-tional shares of such series or of any other class) ranking on a parity with or prior to the shares of such series as to dividends or distribution of assets upon liquidation, dissolution or winding-up of the corporation; and

                      (J)   any other preference, relative, par-
                            ticipating, optional or other special
                            rights, and the qualifications, limita-
                            tions or restrictions thereof, as shall
                            not be inconsistent with law, this



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                                    -4-



                            Article FOURTH or any resolution of the
                            Board of Directors pursuant hereto.

                  3.  Each share of the Common Stock shall be
                      equal in all respects to every other share of the Common Stock. The Common Stock shall be subject to the express terms of the Pre-ferred Stock and any series thereof.

                  4. Except as provided herein, at all meetings of the stockholders of the corporation the holders of shares of Common Stock shall be entitled to one vote for each share of Com-mon Stock held by them respectively except as herein otherwise expressly provided. The holders of shares of the Preferred Stock shall have no right to vote and shall not be entitled to notice of any meeting of stock-holders of the corporation or to participate in any such meeting except as otherwise expressly provided herein or in a Preferred Stock Designation, and except for those pur-poses, if any, for which said rights cannot be denied or waived under some mandatory provision of law which shall be controlling.

                      Any action required to be taken or which may be taken at any annual or special meeting of the stockholders of the corporation may be taken without a meeting, without prior notice and without a vote, if, in addition to any affirmative consent otherwise required by applicable law, a consent in writing, setting forth the action so taken, shall be signed by the holders of seventy-five percent or more of the issued and outstanding shares of stock of the cor-poration entitled to vote thereon. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                  5. From time to time, and without limitation of other rights and powers of the corporation as provided by law, the corporation may



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                                    -5-



                      reclassify its capital stock and may create or authorize one or more classes or kinds of stock ranking prior to or on a parity with or subordinate to the Preferred Stock or may increase the authorized amount of the Pre-ferred Stock or of the Common Stock or of any other class of stock of the corporation or may amend, alter, change or repeal any of the rights, privileges, terms and conditions of shares of the Preferred Stock or of any series thereof then outstanding or of shares of the Common Stock or of any other class of stock of the corporation, upon the vote, given at a meeting called for that purpose in accordance with the provisions of para-graph 6 hereof, of the holders of a majority of the shares of stock then entitled to vote thereon or upon such other vote of its stockholders then entitled to vote thereon as may be provided by law; provided that the consent of the holders of shares of the Pre-ferred Stock (or of any series thereof) required by the provisions hereof or of any Preferred Stock Designation, if any such consent be so required, shall have been obtained, and provided further that the rights, privileges, terms and conditions of shares of the Common Stock shall not be sub-ject to amendment, alteration, change or repeal without the consent (given in writing or by vote at a meeting called for that pur-pose in accordance with the provisions of paragraph 6 hereof) of the holders of a majority of the total number of shares of the Common Stock then outstanding.

                  6. Notice of any meeting of stockholders of the corporation, or of the holders of any class or series of stock, required or authorized hereunder or by law, setting forth the pur-pose or purposes of such meeting, shall be mailed by the corporation, not less than ten
                      (10) days nor more than sixty (60) days
                      prior to such meeting, to all stockholders
                      (at their respective addresses appearing on the books of the corporation) entitled to vote thereat of record as of a date fixed by



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                                    -6-



                      the Board of Directors of the corporation for the purpose of determining the stock-holders entitled to notice of and to vote at such meeting, unless such notice shall have been waived, either before or after the holding of such meeting, by all stockholders entitled to notice thereof and to vote thereat. Any action authorized to be taken at a meeting called for that purpose in accordance with the provisions of this para-graph 6 may be taken either at a special meeting or at any regular or annual meeting, provided that notice of such proposed action is included in the notice of such regular or annual meeting. Except where some mandatory provision hereof, of a Preferred Stock Des-ignation or of law shall be controlling, no other, longer or additional notice need be given of any such meeting and all holders of shares of Preferred Stock of the corpora-tion, by becoming such, hereby consent to the holding of any such meeting upon notice given as hereinbefore provided and thereby waive, to the full extent permitted by law, any right to require the giving of or to receive any such other, longer or additional notice.

                  7. The corporation may, at any time, and from time to time, upon order of the Board of Directors, issue and dispose of any of its authorized and unissued shares of Preferred and Common Stock, or any securities convert-ible into Common Stock, for such considera-tion as may be fixed by the Board of Direc-tors; and no holder of Common Stock of the corporation, and no holder of Preferred Stock of the corporation unless otherwise expressly provided for in the Preferred Stock Designation with respect to such series of Preferred Stock, shall have any preemptive right to subscribe for any shares of stock of any class, series or kind what-soever, whether now or hereafter authorized, or securities convertible into such stock, and whether issued for cash, property, ser-vices, by way of dividends or otherwise."



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      3.    Subsection (j) of Section 4 of Article FIFTH of the
Restated Certificate of Incorporation of the Company is hereby amended in its entirety to read as follows:

                  "(j) "Subsidiary" shall mean any corporation, a majority of the voting shares of which are at the time owned by the corporation or by other subsidiaries of the corporation."

      4.    The sixth paragraph of Article TENTH of the Restated
Certificate of Incorporation of the Company is hereby amended in its entirety to read as follows:

                  "When and as authorized by the affirmative vote of the holders of majority of the outstanding Common Stock of the corporation entitled to vote thereon at a meeting duly called for that pur-pose, or when authorized by the written consent of the stockholders in accordance with the pro-visions set forth in Section 4 of Article FOURTH hereof, together with such vote of the Preferred Stock as may be required by Article FOURTH hereof or by any Preferred Stock Designation, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate fran-chises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or other property, including shares of stock in, and/or other securities of, any other corporation or corporations, as the Board of Directors shall deem expedient and for the best interests of the corporation."

      5. The phrase "Except as provided in subparagraph (B) of paragraph 10 of Article FOURTH hereof, the" in the eighth para-graph of Article TENTH of the Restated Certificate of Incorpo-ration of the Company is hereby deleted and replaced by the word "The."

      6. The reference to "Section 10(A) of Article FOURTH" in the second paragraph of Article THIRTEENTH of the Restated Cer-tificate of Incorporation of the Company is hereby amended to refer to "Section 4 of Article FOURTH."

      7. The amendments of the Restated Certificate of Incor-poration herein certified have been duly adopted in accordance



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with the provisions of Section 242 of the General Corporation
Law of the State of Delaware.


Signed on May 30, 1996.


                            David M. Westfall
                            Senior Vice President and Chief
                              Financial Officer